UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 16, 2006
TRIPATH IMAGING, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-22885	56-1995728
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)
780 Plantation Drive
Burlington, North Carolina                27215
(Address of Principal Executive Offices) (Zip Code)
(336) 222-9707
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.
On August 16, 2006, TriPath Imaging, Inc. (the “Company”) and Becton, Dickinson and Company (“BD”) entered into a letter agreement pursuant to which each company agreed to work in good faith to negotiate a business combination transaction with the other on an exclusive basis through the end of August 25, 2006, or such later date as the parties may agree in writing (the “Termination Date”). The letter agreement provides that from August 16, 2006 until the Termination Date, the Company and its representatives shall not (i) solicit, initiate, knowingly encourage or knowingly facilitate (including by way of furnishing non-public information) any inquiries or the making or submission of any proposal or transaction that constitutes an Acquisition Proposal (as such term is defined in the letter agreement), (ii) participate or engage in discussions or negotiations with, or disclose any non-public information or data relating to the Company or its subsidiaries or afford access to the properties, books or records of the Company or its subsidiaries to, any person relating to, or who has made or disclosed to the Company that it is contemplating making, an Acquisition Proposal, (iii) accept or recommend an Acquisition Proposal or enter into any agreement, letter of intent or agreement in principle providing for or relating to an Acquisition Proposal or enter into any agreement, letter of intent or agreement in principle requiring the Company to abandon discussions relating to the potential transaction with BD, (iv) waive, terminate, modify or fail to enforce any provision of any contractual “standstill” or similar obligation of any person other than BD or (v) agree or publicly propose to do any of the foregoing. However, in the event that the Company receives a bona fide unsolicited Acquisition Proposal from a third party, the letter agreement does permit the Company to take the actions described in clauses (ii) — (iv) of the previous sentence to the extent that the board of directors of the Company concludes in good faith that the failure to take such actions would result in a violation of its fiduciary responsibilities to the Company’s stockholders.
The letter agreement provides that the Company shall immediately cease all existing discussions with any party other than BD with respect to any Acquisition Proposal and will use its reasonable best efforts to enforce any confidentiality, standstill or similar agreement to which the Company or any of its subsidiaries is a party. The Company also agreed to promptly advise BD of the receipt of any Acquisition Proposal from a third party and keep BD apprised of any related developments.
The letter agreement provides that if, prior to the Termination Date, the Company violates in any material respect its obligations described in the first paragraph above, then the Company shall pay to BD (or its designees) the sum of $5,000,000 (the “Termination Fee”).
The letter agreement also provides that if, prior to the Termination Date, the Company takes any of the actions described in clauses (ii)-(iv) of the second sentence of the first paragraph above and is otherwise in compliance with the terms of the letter agreement and within 3 months after August 16, 2005 the Company or any of its subsidiaries enters into a definitive agreement with respect to, or consummates, an Acquisition Proposal resulting from the taking of such actions, then the Company shall pay to BD (or its designees), if BD has complied with the terms of the letter agreement, the Termination Fee on the date of the consummation of any such transaction, if any such consummation occurs.
The letter agreement is filed as Exhibit 10.1 to this Report on Form 8-K and is incorporated herein by reference.
Investors are cautioned that certain statements in this report that are not strictly historical statements, such as statements regarding a potential transaction with BD, may constitute forward-looking statements that involve risks and uncertainties that could cause actual results and outcomes to differ materially from what is expressed in those forward-looking statements. Important factors that could cause actual results to vary materially from any forward looking statements include, without limitation, the fact that TriPath Imaging and BD have not entered into a binding acquisition agreement, the requirement of TriPath Imaging shareholder approval for any acquisition agreement that is entered into and other conditions to the closing of such a transaction, as well as those risks detailed in TriPath Imaging’s filings with the Securities and Exchange Commission, including those described in TriPath Imaging’s Annual Report on Form 10-K for the year ended December 31, 2005.
Item 9.01.     Financial Statements and Exhibits.
     (c)     Exhibits.
10.1	Letter Agreement between TriPath Imaging, Inc. and Becton, Dickinson and Company dated August 16, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIPATH IMAGING, INC.

Dated: August 16, 2006	By:	/s/ Stephen P. Hall

Stephen P. Hall Chief Financial Officer Principal Accounting Officer

EXHIBIT INDEX

Exhibit
No.	Description

10.1	Letter Agreement between TriPath Imaging, Inc. and Becton, Dickinson and Company dated August 16, 2006.

5